Exhibit 99.1

RGS Energy Completes Realignment of Solar Division and Announces Capital Raise for Commercialization of Next Generation POWERHOUSE™ 3.0

DENVER, CO, April 2, 2018 – RGS Energy (NASDAQ: RGSE), America’s Original Solar Company® since 1978, has realigned its operations to best serve the company’s customers, including traditional solar and POWERHOUSE™ in-roof shingle customers.

POWERHOUSE™ 3.0 is a next-generation, innovative and visually stunning solar shingle system using technology developed by The Dow Chemical Company. The revolutionary roofing product combines the protection of a conventional asphalt roof with an integrated photovoltaic (PV) system that provides power to the home.

POWERHOUSE™ is ideally-suited for homeowners looking to replace their roofs, whether because of age or damage. It is also an ideal solution for newly constructed homes that must meet certain efficiency standards, such as California’s 2017 Title 24 regulations. RGS estimates the addressable market for its product in the U.S. alone is approximately 7 million homes each year.

Operational Realignment

“Since securing our exclusive worldwide license for POWERHOUSE™ last October, our belief in the size of the market opportunity and potential for substantially growing shareholder value has strengthened,” said RGS Energy CEO, Dennis Lacey. “Over the last six months, we have secured relationships with supply chain partners, engaged with professional roofing contractors, commenced the UL certification process, and initiated our marketing plan. Now more than ever, we believe POWERHOUSE™ represents a major game-changer for RGS, and the time has come to realign our organization and focus on this opportunity.”

In the same way RGS spearheaded the emergence of the solar industry in the late 1970s, RGS plans to lead again with POWERHOUSE™. The realignment is a timely strategic shift in the company’s primary focus from traditional residential solar — an increasingly commoditized and competitive business — to a new emerging market with POWERHOUSE™, a unique, value-add solar solution. RGS will continue to serve its traditional solar markets.

The strategic realignment has scaled back the company’s residential solar homeowner business. While RGS has made progress in growing solar sales and backlog, growth has not met initial company expectations. The realignment reduced the number of outside sales personnel. RGS plans to maintain the areas of core competencies meeting expectations, such as its e-sales call center and commercial sales organization.

“For us, POWERHOUSE™ not only represents a significant change in product mix, but also how we go to market,” said Lacey. “We can now leverage more cost effective and operationally efficient business-to-business sales channels. Further, with its advanced, patented intellectual property and lower manufacturing costs than prior generations, POWERHOUSE™ 3.0 will be a major market differentiator for RGS, creating favorable high competitive barriers to entry that we’ve never enjoyed with our traditional solar business.”

According to Alan Fine, RGS Energy’s chief financial officer and treasurer: “As we advance toward the UL certification of POWERHOUSE™ 3.0 and initial sales, we believe this realignment of the Residential and Sunetric operations will reduce cash spend, which we estimate to be a 30% reduction in operating costs below the gross profit line. This will allow us to allocate more financial and human resources towards the launch of POWERHOUSE™.”

The company does not believe the costs to implement the operational realignment will be material to its operations or financial condition.

Capital Raise to Commercialize POWERHOUSE™

“Our hope is with this press release, we successfully connect the dots for our shareholders, from our business prospects and strategies to our expectations for increased shareholder value,” said Lacey. “We first have to raise the necessary additional capital to commercialize POWERHOUSE™ 3.0 to be in a position to realize future profits from this new product. Yes, that includes the issuance of additional shares, now and in the future upon conversion of convertible notes and exercise of common stock warrants. We believe the ultimate outcome will be accretion of shareholder value from this offering. We have included financial tables to demonstrate mathematically why we believe accretion will occur. We, of course, recognize it will take several years to enjoy a desirable share of the addressable market for POWERHOUSE™; however, the more capital we have, the faster we can pursue market share.”

RGS has entered into agreements with institutional investors for up to a $10 million offering of convertible notes and warrant; see “Terms of Today’s Capital Raise,” below.

Assuming receipt of the full $10 million of capital for commercialization of POWERHOUSE™ 3.0, presented below are hypothetical examples of earnings per share at varying degrees of future market share in succeeding years, ranging from a low of one-quarter of one percent of the addressable market to a full one percent of the addressable market.

Market share of addressable market:	One Quarter of One Percent	One Half of One Percent	One Percent
POWERHOUSE™ annual revenue	$250,000,000	$500,000,000	$1,000,000,000
Hypothetical gross profit percentage	20%	20%	20%
POWERHOUSE™ gross profit	50,000,000	100,000,000	200,000,000
POWERHOUSE™ segment expenses (5% of revenue)	(12,500,000)	(25,000,000)	(50,000,000)
POWERHOUSE™ license fee (2.5% of revenue)	(6,250,000)	(12,500,000)	(25,000,000)
Contribution from Residential & Sunetric segments	0	0	0
Corporate segment expenses (current run rate)	(8,000,000)	(8,000,000)	(8,000,000)
Pre-tax income	23,250,000	54,500,000	117,000,000
Taxes @ 25%	(5,812,500)	(13,625,000)	(29,250,000)
Hypothetical net income	$17,437,500	$40,875,000	$87,750,000

Hypothetical Fully Diluted Shares Outstanding:
Shares outstanding today	10,351,845	10,351,845	10,351,845
Approximate outstanding common stock warrants issued prior to today	7,494,381	7,494,381	7,494,381
Estimated shares to be issued under new convertible notes at initial conversion price and exercise price	19,300,000	19,300,000	19,300,000
Employee stock options	1,352,536	1,352,536	1,352,536
Fully diluted shares outstanding	38,498,762	38,498,762	38,498,762

Hypothetical EPS	$0.45	$1.06	$2.28

Hypothetical Maximum Cash from exercise of common stock warrants:
Potential maximum cash resulting from the future exercise of warrants issued before today	$19,200,000
Potential maximum cash resulting from the exercise of warrants issued today	11,200,000
Potential maximum cash resulting from the future exercise of all warrants outstanding today	$30,400,000

The tables above are not a forecast or a projection but a mathematical demonstration of financial information arising from different future hypothetical levels of market penetration of the annual reroof market and ultimate Class A shares issued from the convertible debt offering:

•	The POWERHOUSE™ gross profit percentage and operating expense percentage are hypothetical; however, RGS believes the percentages are achievable.

•	The demonstration assumes no operating contribution from the company’s Residential and Sunetric segments, however its corporate segment expenses continue to be incurred.

•	The hypothetical maximum cash from exercise of common stock warrants is the mathematical result of the number of warrant shares times the respective exercise price per share. The hypothetical results are premised upon an increase in the future trading value of the company’s stock resulting in the exercise of common stock warrants. Further, it assumes all investors elect cash exercises (not cashless exercised) and warrant exercise prices are not reduced or reset to a lower amount. The majority of common stock warrants have exercise prices at or below $3.10 per share.

Terms of Capital Raise

RGS Energy has entered into purchase agreements with institutional investors under which the company will sell, subject to customary closing conditions, (i) $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000; an additional $750,000 of original issue discount may accrue under the notes as additional interest) of convertible notes, and (ii) Series Q warrants to purchase 9,270,457 shares of common stock at an exercise price of $1.12 per share. After closing, investors can elect over the next 12 months to convert the notes to shares of common stock at an initial conversion price of $1.2405 per share. The prior closing price of RGS Energy’s common stock was $0.97. Subject to certain conditions, RGS can elect to (i) force convert 100% of the notes if its stock is trading at above $ $2.481 and (ii) repurchase debt for cash at 125% of face amount.

RGS will receive $5 million of gross proceeds at closing, and promissory notes from the investors for the remaining $5 million of gross proceeds. The investors can elect to prepay the promissory notes at any time. The investors are required to prepay the promissory notes upon the occurrence of certain prepayment events if prescribed equity conditions are met, which include obtaining shareholder approval for the issuance of shares of common stock upon conversion of the notes and exercise of the Series Q warrants at conversion and exercise prices below the market price of our common stock at the time of entering into the transaction documents.

The terms of the transaction, including the terms of the notes and the warrants, are described in the Current Report on Form 8-K filed by RGS Energy today.

“Our objective with the capital raise was of course to become fully funded for commercialization of POWERHOUSE™, but also to select the financing vehicle that minimizes dilution,” said RGS Energy’s CFO, Alan Fine. “Not only is this transaction above market, as the closing price yesterday was $0.97, we believe it will be less dilutive than if we had closed today on a discounted common stock with warrants offering.”

WestPark Capital, Inc. acted as the exclusive placement agent in the offering.

RGS Energy 2017 Annual Report on Form 10-K and Year End Conference Call

RGS Energy will file its Annual Report on Form 10-K for the year ended December 31, 2017 on Monday April 2, 2018 and hold a conference call on Tuesday, April 3, 2018 at 4:30 p.m. Eastern time. The Company’s 2017 Annual Report on Form 10-K will report that the company has a history of operating losses and a net loss for 2017 that raise substantial doubt about the Company’s ability to continue as a going concern. The report of the Company’s independent registered public accounting firm will contain an explanatory paragraph for this circumstance.

Date: Tuesday, April 3, 2018

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-866-548-4713

International dial-in number: 1-323-794-2093

Conference ID: 1389696

Webcast: http://public.viavid.com/index.php?id=129046

The conference call will be webcast live and available for replay via the investor relations section of the company's website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 10, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1389696

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company is the exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company. RGS Energy also sells, designs and installs solar systems for residential homeowners, commercial businesses, non-profit organizations and government entities.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release by Real Goods Solar, Inc. (the “Company,” “we”, “us,” “its,” “our”) contains forward-looking statements and forward-looking hypothetical examples or constructs within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the Company’s capital formation activities, business and financial strategies, its growth opportunities, future sales and installation revenue, its business turnaround strategy and plans to achieve break-even or better results in future periods resulting from increased sales and reduced cost of goods sold and operating expenses. Forward-looking statements and forward-looking hypotheticals examples are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “future,” “hope,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements and hypothetical examples should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements and hypothetical examples are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements and hypothetical examples. Therefore, the Company cautions you against relying on any of these forward-looking statements or forward-looking hypothetical examples.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to successfully and timely commercialize POWERHOUSE™ 3.0; the ability to obtain requisite UL certification of POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; RGS Energy’s ability to satisfy the conditions and our obligations under the POWERHOUSE™ 3.0 license agreement; RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; cost and availability of raw materials; the ability of RGS Energy to successfully expand its operations and employees and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; the potential impact of the announcement of RGS Energy’s expansion into the POWERHOUSE™ 3.0 business with employees, suppliers, customers and competitors; RGS Energy’s ability to successfully and timely expand its POWERHOUSE™ 3.0 business outside of the United States; foreign exchange risks associated with the POWERHOUSE™ 3.0 business; intellectual property infringement claims and warranty claims related to the POWERHOUSE™ 3.0 business; competition in the built-in photovoltaic solar system business; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy; the continuation and level of utility and state incentives for solar energy; changes in general economic, business and political conditions, including tariffs on imported solar cells and changes in the financial markets; RGS Energy’s stock price and shareholders’ value; costs associated with the operational realignment; the performance of the Solar Division; RGS Energy’s ability to satisfy the closing conditions for the offering described in this press release; RGS Energy’s ability to satisfy the conditions to receive the $5,000,000 underlying the investor promissory notes; RGS Energy’s ability to satisfy equity conditions and other covenants in the transaction documents for the offering described in this press release, including, without limitations, obtaining shareholder approval as described above; whether RGS Energy will receive any proceeds from the exercise of warrants; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, in our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2017, and in our Current Report on Form 8-K filed January 2, 2018, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements or forward-looking hypothetical examples made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement or forward-looking hypothetical example, whether as a result of new information, future developments or otherwise, except as may be required by law.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Investor Relations Contact:

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team